Exhibit 99.1
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”), originally effective as of June 28, 2004 (the “Effective Date”), as amended and restated December 18, 2008, by and between ITT Corporation (formerly Industries, Inc.,) an Indiana corporation (the “Company”), and Steven R. Loranger (“Executive”).
     WHEREAS, the Company desires to employ Executive and to enter into an agreement embodying the terms of such employment and considers it essential to its best interests and the best interests of its stockholders to foster the employment of Executive by the Company during the term of this Agreement;
     WHEREAS, Executive desires to accept such employment with and participation in the ownership of the Company and to enter into this Agreement; and
     WHEREAS, Executive is willing to accept employment on the terms hereinafter set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereby agree as follows:
     1. Term of Employment. Subject to the provisions of Section 11, this Agreement shall be effective for a term commencing on the Effective Date and ending on the day immediately preceding the third anniversary of the Effective Date (the “Initial Term”); provided, however, that such term shall be automatically extended for successive twelve (12) month periods unless, no later than one hundred and eighty (180) days prior to the expiration of the Initial Term or any extension thereof, either party hereto shall provide written notice to the other party hereto of its or his desire not to extend the term hereof (the Initial Term together with any extension period shall be referred to hereinafter as the “Employment Term”).
     2. Position.
          (a) Executive shall serve as the President and Chief Executive Officer of the Company. In such position, Executive shall have such authorities, responsibilities and duties customarily exercised by a person holding that position, including, without limitation, the authority and responsibility for the management, operation, strategic direction and overall conduct of the business of the Company. Executive shall report directly to the Board of Directors of the Company (the “Board”).
          (b) Executive shall become a member of the Board on the Effective Date. During the Employment Term, Executive will devote his time and best efforts to the performance of his duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such services either directly or indirectly, without the prior written consent of the Board; provided, however, that Executive may (i) serve as a director, trustee or officer or otherwise participate in not-for-profit educational, welfare, social, religious and civic organizations; (ii) with the prior approval of the Board, serve as a director of any for-profit business which does not compete with the Company or any of its subsidiaries or affiliates, and (iii) acquire passive investment interests in one or more entities, to the extent that such other activities do not inhibit or interfere with the performance of Executive’s duties under this Agreement, and do not to the knowledge of Executive conflict in any material way with the policies of the Company or any subsidiary or affiliate thereof and, to the extent such investment interests exceed 3% of the outstanding equity interests of any such entity, such entity does not compete in any material manner with the Company or any subsidiary or affiliate thereof.
     3. Base Salary. During the Employment Term, the Company shall pay Executive a base salary (the “Base Salary”) at the annual rate of $900,000.00, payable in regular installments in accordance with the Company’s usual payroll practices. The Board may from time to time review and increase Executive’s Base Salary in its sole discretion.
     4. Annual Bonus. During the Employment Term, Executive shall be eligible to receive an annual cash bonus (the “Bonus” and together with the Base Salary, “Compensation”) in respect of each full or partial fiscal year of the Company (a “Fiscal Year” which, as of the Effective Date, is the period January 1 through December 31) ending during the Employment Term, with a target bonus equal to 100% of Base Salary (“Target Bonus”), a minimum bonus of $0 and a maximum bonus of 200% of Base Salary (pro rated for partial Fiscal Years of employment), subject to the terms of the Company’s 1997 Annual Incentive Plan for Executive Officers and based on the attainment of Company, individual, or other performance targets established by the Compensation and Personnel Committee of the Board (the “Compensation Committee”) for such Fiscal Year. Notwithstanding the foregoing, the Bonus for the 2004 Fiscal Year shall be no less than $900,000.00. The Bonus for each Fiscal Year shall be paid to Executive no later than 2 1/2 months following the end of the Fiscal Year.
     5. Long-Term Incentive Awards.
          (a) Executive shall be granted in Fiscal Year 2005 a long-term incentive award with an aggregate target value of $4,500,000.00 (the “Incentive Award”). $1,800,000.00 of the Incentive Award shall be granted in the form of a target award in that amount pursuant to the terms of the Company’s 1997 Long-Term Incentive Plan (the “LTIP”) for the “Performance Period” (as defined in the LTIP) commencing on January 1, 2005 and ending on December 31, 2007. $450,000.00 of the Incentive Award shall be granted in the form of a long-term incentive award (not under the LTIP) with a target award of that amount, which shall be earned and payable on terms and conditions identical to those of the LTIP award described in the preceding sentence. Payment, if any, with respect to each of the awards described in the preceding two sentences shall be made on or before March 30, 2008 in the form of cash, unrestricted shares of the Company’s common stock, $1.00 par value per share (“Shares”), or a combination of cash and Shares as determined by the Compensation Committee upon the attainment of the applicable “Performance Measures” (as defined in the LTIP) for such Performance Period. The other $2,250,000.00 of the Incentive Award shall be in the form of a nonqualified stock option grant made during the first quarter of Fiscal Year 2005 pursuant to the Company’s 2003 Equity Incentive Plan, to purchase such number of Shares as shall be determined by the Committee as necessary for such stock option grant to have a value of $2,250,000.00, determined in a manner consistent with the valuation methodology followed for other senior executives of the Company. The stock option grant shall have such vesting, forfeiture and other terms as are applicable to stock options granted to other senior executives of the Company.

          (b) Executive shall also participate in the LTIP for the Performance Period commencing on January 1, 2003 and ending on December 31, 2005, and for the Performance Period commencing on January 1, 2004 and ending on December 31, 2006, with a target award for each such Performance Period of $1,800,000.00, and with such participation being deemed to have commenced on January 1, 2003 and January 1, 2004, respectively. In addition, Executive shall be eligible for an additional long-term incentive award (not under the LTIP) in respect of each such Performance Period, which shall have a target award of $700,000.00 and which shall be earned and payable on terms and conditions identical to those of the LTIP award described in the preceding sentence in respect of the same Performance Period.
          (c) The determination of the portions of any future long term incentive award to be delivered in cash and equity incentive shall be the same for Executive as for other senior executives of the Company.
          (d) The determination of Executive’s target long-term incentive awards for Performance Periods commencing after January 1, 2005 shall be established by the Compensation Committee based on its determination of Executive’s performance and market levels of compensation for CEOs of comparable size companies, in accordance with procedures used by the Compensation Committee to establish compensation levels for other senior executives of the Company.
          (e) For purposes of this Agreement, the $450,000.00 target long-term incentive award described in Section 5(a) and the two $700,000.00 target long-term incentive awards described in Section 5(b), and each similar future long-term incentive award which is not granted under the LTIP because of contractual limits on the level of awards thereunder, shall be collectively referred to herein as the “Phantom LTIP Awards.”
     6. Sign-On Equity. On the Effective Date, Executive shall be granted a nonqualified stock option to purchase 125,000 Shares pursuant to the stock option agreement attached hereto as Exhibit A, and 125,000 restricted stock units pursuant to the restricted stock unit agreement attached hereto as Exhibit B.
     7. Special Pension Arrangement. Upon the termination of Executive’s employment with the Company for any reason on or after the fifth anniversary of the Effective Date, Executive shall be entitled to receive from the Company a special pension arrangement in the form of an annual single life annuity commencing immediately following Executive’s termination of employment and payable on a monthly basis, calculated as the Applicable Percentage of Executive’s average annual Compensation for the five (5) years in which Executive’s Compensation was the highest (with each “year” for this purpose being the twelve (12) month period commencing on the Effective Date and each anniversary thereof), determined in accordance with the following schedule and without actuarial reduction (but reduced as described in the following paragraph):

Applicable
Executive’s Age Upon Termination	Percentage
57	38%
58	42%
59	46%
60 or higher	50%

     The amount of the annual single life annuity computed pursuant to the preceding paragraph shall be reduced, but not below zero, by (A) the amount of annual single life annuity, computed as of the date of Executive’s termination of employment with the Company, equal to the actuarial equivalent of the qualified and nonqualified defined benefit pension benefits that Executive is entitled to receive from any Company and prior employer defined benefit pension arrangement (other than the nonqualified defined benefit pension arrangement of Honeywell International Inc. (“Honeywell”)), whether or not paid or payable prior to, on or following Executive’s termination of employment, and computed as the actuarial equivalent of a single life annuity commencing at age 65, reduced (if applicable) for payment commencing prior to age 65 and upon the termination of Executive’s employment, and (B) the amount of annual single life annuity, determined as of the date of Executive’s termination of employment with the Company, which is the actuarial equivalent value of $2,195,000.00 (being the lump sum payment received by Executive pursuant to the nonqualified defined benefit pension arrangement of Honeywell upon his termination of employment with Honeywell) increased by an interest factor of three percent (3%), compounded annually, from January 19, 20031 through the date of Executive’s termination of employment with the Company.
     Executive also shall be entitled to receive the special pension described in this Section 7 commencing upon his termination of employment prior to the fifth anniversary of the Effective Date by the Company without Cause (including on account of Disability) or by Executive with Good Reason in accordance with Section 11(a) or 11(c), as applicable; provided that (I) the Applicable Percentage shall be the product of (X) 38% multiplied by (Y) 20% multiplied by (Z) the number of anniversaries of the Effective Date which have occurred through the date of such termination, and (II) the compensation against which the Applicable Percentage is applied shall be the “Partial Period Average Compensation,” as defined below, through the date of termination.
     Notwithstanding the foregoing, (A) Executive shall receive an immediate lump sum payment in satisfaction of his special pension benefit equal to the actuarial present value of the special pension described in this Section 7 upon his termination of employment by the Company for any reason (to the extent then vested as described above) upon or within two years following a “Change of Control” (as defined in Section 11(e)) that also constitutes a “change in control event” within the meaning of such term under Section 409A of the Code and the regulations or other pronouncements adopted thereunder (collectively, “Section 409A”); provided that, upon a termination of employment by the Company without Cause or by Executive with Good Reason, in accordance with Section 11(c), upon or within two years following a Change of Control, (i) the Applicable Percentage shall be based on Executive’s age at the time of the Change of Control plus three years, (ii) the Applicable Percentage shall be no less than 38% and (iii) if such termination occurs prior to the fifth anniversary of the Effective Date, the compensation against which the Applicable Percentage is applied shall be the Partial Period Average Compensation through the date of termination and (B) subject to the preceding clause (A), if Executive is

[1]	The date of payment by Honeywell.

married on the date as of which payment of the special pension described in this Section 7 commences, such pension shall be paid in the form of an actuarially equivalent joint and 100% survivor annuity with Executive’s spouse as the joint annuitant.
     Furthermore, if Executive dies prior to the commencement of payment of the special pension described in this Section 7, then Executive’s “Beneficiary” (as defined below) shall receive an immediate lump sum payment equal to the actuarial equivalent of the benefit to which Executive would have been entitled, if any, under this Section 7 had Executive’s employment been terminated by the Company without Cause immediately prior to Executive’s death.
     For purposes of this Section 7, (i) actuarial equivalents shall be computed by using the actuarial assumptions used by the Company for financial statement reporting purposes in respect of its U.S. defined benefit pension plans for the Company’s fiscal year ending immediately preceding Executive’s termination of employment with the Company, (ii) “Partial Period Average Compensation” shall mean the Compensation paid during the period from the Effective Date through the applicable date of Executive’s termination of employment, or not paid but fully earned and payable in respect of any Fiscal Year ending prior to such period, multiplied by a fraction, the numerator of which is 365, and the denominator of which is the number of days elapsed from the Effective Date through the date of termination, and (iii) “Beneficiary” shall mean Executive’s beneficiary as last designated in writing by Executive to the Company prior to Executive’s death or, if there is no such designation, Executive’s surviving spouse or, if there is no such designation and no such surviving spouse, Executive’s estate.
     8. Employee Benefits, Fringe Benefits and Perquisites. Executive shall be provided with employee benefits, fringe benefits and employment and post-employment perquisites on a basis no less favorable than such benefits and perquisites are provided by the Company from time to time to the Company’s other senior executives, or are or were provided to the Company’s former chief executive officer, and the Company shall, to the extent reasonably practicable, structure any such benefits and perquisites to comply with any applicable requirements for tax exemption by Executive. The Company agrees to waive any waiting periods for Executive and Executive’s dependents with respect to group coverage under its welfare benefit plans. Without limiting the foregoing, Executive shall be entitled to:
          (a) Corporate Aircraft. Executive (and Executive’s spouse when she accompanies him) shall be entitled to use the Company aircraft for business travel when it is available, and for occasional use for personal travel in accordance with policies established from time to time by the Board when the aircraft is not scheduled for use for business purposes. The Company shall impute income to Executive for personal use of Company aircraft as required by applicable law.
          (b) Business Clubs. The Company shall pay the initiation fees and membership dues for Executive for at least one business club reasonably selected by Executive.
          (c) Financial Planning. The Company shall reimburse Executive for the reasonable costs associated with annual financial and tax planning advice provided by an advisor chosen by Executive in an amount not less than provided to any of the Company’s other senior executives.

     9. Vacation. Executive shall be entitled to four (4) weeks annual paid vacation in accordance with the vacation policy of the Company.
     10. Expense Reimbursement. During the Employment Term, all reasonable business expenses incurred by Executive in the performance of his duties hereunder, including expenses related to professional memberships and associations, shall be reimbursed by the Company in accordance with Company policies. Executive shall be reimbursed for expenses of relocation in accordance with the Company’s relocation policy applicable to senior executives (a copy of which has been previously provided to Executive). In addition, if Executive has not sold his primary residence within ninety (90) days after the Effective Date, the Company shall acquire or cause a third party to acquire such residence for its fair market value as determined by the average of the fair market values determined by two appraisers reasonably acceptable to Executive and the Company. Executive shall act in a diligent manner in promptly listing such residence for sale and attempting to sell it.
     11. Termination. Notwithstanding any other provision of the Agreement:
          (a) For Cause by the Company. The Employment Term, and Executive’s employment hereunder, may be terminated at any time by the Company for “Cause” upon delivery of a “Notice of Termination” (as defined in Section 11(g)) by the Company to Executive. For purposes of this Agreement, “Cause” shall mean (i) the willful and continued failure of Executive to perform substantially his duties with the Company (other than any such failure resulting from Executive’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive’s duties and Executive has failed to cure such failure to the reasonable satisfaction of the Board, (ii) the willful engaging by Executive in gross misconduct which results in substantial damage to the Company, (iii) Executive’s willful violation of a material provision of the Company’s Code of Conduct, (iv) conviction of, or entry of a pleading of guilty or no contest by, Executive with respect to a felony, other than a traffic infraction not involving an intent to commit a crime, or any lesser crime of which fraud or dishonesty is a material element, (v) Executive’s breach of any of his representations in Section 16(a) or (vi) Executive’s habitual intoxication or continued abuse of illegal drugs which materially interferes with Executive’s ability to perform his assigned duties and responsibilities. For purpose of this Section 11(a), no act or failure to act by Executive shall be considered “willful” unless done or omitted to be done by Executive in bad faith and without reasonable belief that Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. Cause shall not exist unless and until the Company has delivered to Executive, along with the Notice of Termination for Cause, a copy of a resolution duly adopted by a majority of the Board (excluding Executive) at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (i)-(vi) above has occurred and specifying the particulars thereof in detail.

     If Executive is terminated for Cause pursuant to this Section 11(a), he shall be entitled to receive only his Base Salary through the date of termination and he shall have no further rights to any compensation (including any Base Salary or Bonus) or any other benefits under this Agreement which have not vested prior to his date of termination. All other benefits, if any, due Executive following Executive’s termination of employment for Cause pursuant to this Section 11(a) shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that Executive shall not participate in any severance plan, policy or program of the Company.
          (b) Disability, Death or Normal Retirement. The Employment Term, and Executive’s employment hereunder, shall terminate immediately upon his death or following delivery of a Notice of Termination by the Company to Executive if Executive becomes physically or mentally incapacitated and is therefore unable for a period of ninety (90) consecutive days or one-hundred twenty (120) days during any consecutive six (6) month period to perform his duties with substantially the same level of quality as immediately prior to such incapacity (such incapacity is hereunder referred to as “Disability”). Executive may retire upon achieving age 65 (“Normal Retirement”). Upon termination of Executive’s employment hereunder for Disability, death or Normal Retirement, Executive or Executive’s estate (as the case may be) shall be entitled to receive his Base Salary through the date of termination and any earned but unpaid Bonus for any calendar year preceding the year in which the termination occurs, together with a pro rata payment of the Target Bonus and target award for each outstanding LTIP award and Phantom LTIP Award based on the number of days elapsed during the applicable performance period (or such greater amount as may be provided under the LTIP, including as the terms of the LTIP may apply to the Phantom LTIP Awards). Executive or Executive’s estate (as the case may be) shall have no further rights to any compensation (including any Base Salary or Bonus) or any other benefits under this Agreement. All other benefits, if any, due Executive following Executive’s termination for Disability or death shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that Executive (or his estate, as the case may be) shall not participate in any severance plan, policy or program of the Company.
          (c) Without Cause by the Company or for Good Reason by Executive. The Employment Term, and Executive’s employment hereunder, may be terminated by the Company without Cause (other than by reason of Executive’s Disability) following the delivery of a Notice of Termination to Executive or by Executive for “Good Reason” (as defined below) following the delivery of a Notice of Termination to the Company. If the Company gives a notice under Section 1 of its desire not to have the term of this Agreement automatically extended (a “Company Non-Renewal Notice”), then the subsequent termination of Executive’s employment at the end of the Employment Term shall be deemed, for all purposes of this Agreement other than as specifically stated below, as a termination by the Company without Cause; provided that this sentence shall not apply if the end of the Employment Term following a Company Non-Renewal Notice falls on or after Executive’s attainment of age 65. If Executive’s employment is terminated by the Company without Cause (other than by reason of Executive’s Disability) or by Executive for Good Reason, Executive shall receive (i) within five (5) days following termination, a lump sum payment of (A) any earned but unpaid Base

Salary through the date of termination, (B) any earned but unpaid Bonus for any calendar year preceding the year in which the termination occurs, plus (C) a lump sum payment equal to the product of (x) Executive’s Base Salary (at the rate then in effect) multiplied by (y) a fraction, the numerator of which is the number of days Executive was employed during the calendar year in which he was terminated and the denominator of which is 365 (collectively, the “Accrued Obligations”) plus (ii) twenty-four (24) monthly payments, commencing within sixty (60) days following Executive’s termination of employment, each of which shall be equal to one twenty-fourth ( 1/24) of the sum of (A) two times his Base Salary (at the rate then in effect) and (B) two times his Target Bonus; provided that if such termination is at the end of the Employment Term following the Company giving a Company Non-Renewal Notice as described above, then Executive shall receive under this clause (ii) twelve (12) monthly payments, commencing within sixty (60) days following Executive’s termination of employment, each of which shall be equal to one-twelfth ( 1/12) of the sum of (A) one times his Base Salary (at the rate then in effect) and (B) one times his Target Bonus. In the event that Executive is entitled to receive the payments described under clause (ii) from the preceding sentence and the commencement of such payments is delayed beyond the first day of the calendar month immediately following the date of Executive’s termination of employment (the “Normal Severance Payment Date”), then the payment date for all subsequent monthly payments shall be determined as if the payments had commenced on the Normal Severance Payment Date. In addition, upon a termination of Executive’s employment pursuant to this Section 11(c), the Company shall continue to provide health and other welfare benefits to Executive and his spouse and dependents, if any, for a two (2) year period following the date of Executive’s termination, as are provided from time to time to actively employed senior executives of the Company; provided, that the Company’s obligation to provide a health or other welfare benefit shall cease with respect to such benefit at the time Executive becomes eligible for such benefit from another employer. To the extent that the health and other welfare benefits provided for in this Section 11(c) are not permissible after termination of employment under the terms of the benefit plans of the Company then in effect (and cannot be provided through the Company’s paying the applicable premium for Executive under COBRA), the Company shall purchase for Executive from third party providers health or welfare plan coverage on a non-group basis, for the required period, substantially similar (including tax effects) to those health and other welfare benefits that would otherwise be lost to Executive and his spouse and dependents as a result of Executive’s termination. Executive shall have no further rights to any compensation (including any Base Salary or Bonus) or any other benefits under this Agreement. All other benefits, if any, due Executive following a termination pursuant to this Section 11(c), including benefits, if any, under any long-term incentive award, shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that Executive shall not participate in any severance plan, policy or program of the Company.
For purposes of this Agreement, “Good Reason” means:
       (i) (A) any change in the authorities, duties or responsibilities (including reporting responsibilities) of Executive that is inconsistent in any material and adverse respect with Executive’s position(s), authorities, duties, responsibilities or status with the Company (including any material and adverse diminution of such authorities, duties or responsibilities); (B) any adverse change in Executive’s title; (C) the failure of Executive to be nominated or re-elected to the Board; or (D) the failure of Executive to be elected as Chairman of the Board on or before December 31, 2004 or, at any time thereafter, to be retained as Chairman of the Board, unless the Board determines that the positions of Chairman and Chief Executive Officer must be held by different persons (I) due to an applicable statutory, regulatory or stock exchange requirement or (II), if such practice is common among companies of similar size in similar industries to the Company and the Board determines, based on the written advice of the Company’s or the Board’s outside counsel, that such practice constitutes best practices corporate governance;
       (ii) any failure by the Company to comply with any of the provisions of Section 3, 4, 5, 6, 7, 8 or 9 of this Agreement;
       (iii) the relocation of Executive’s primary office to a location that is more than fifty (50) miles from both of (A) the Company’s headquarters in White Plains, New York and (B) Executive’s residence at the time of such relocation;
       (iv) any purported termination by the Company of Executive’s employment otherwise than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement; or
       (v) the Company’s failure to comply with and satisfy Section 16(h)(ii) of this Agreement, or the Company’s breach of any of its representations in Section 16(a);
provided that a termination by Executive with Good Reason shall be effective only if, within thirty (30) days following the delivery of a Notice of Termination for Good Reason by Executive to the Company, the Company has failed to cure the circumstances giving rise to Good Reason.
          (d) Termination by Executive without Good Reason. The Employment Term, and Executive’s employment hereunder, may be terminated by Executive without Good Reason prior to Normal Retirement following the delivery of a Notice of Termination to the Company. Upon a termination by Executive pursuant to this Section 11(d), Executive shall be entitled to his Base Salary through the date of such termination and he shall have no further rights to any compensation (including any Base Salary or Bonus) or any other benefits under this Agreement which have not vested prior to Executive’s termination date. All other benefits, if any, due Executive following termination pursuant to this Section 11(d) shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that Executive shall not participate in any severance plan, policy or program of the Company.
          (e) Termination in Connection with a Change of Control. In the event that the Company terminates Executive’s employment and this Agreement without Cause or if Executive terminates his employment and this Agreement for Good Reason within two (2) years following a Change of Control, then Executive shall be entitled to receive, instead of the amounts set forth in Section 11(c), the following:
       (i) a lump sum payment of the Accrued Obligations within five (5) days following the date of termination;
       (ii) a lump sum payment of severance pay equal to the sum of (A) three (3) times his Base Salary (at the rate then in effect) and (B) three times an amount equal to the highest Bonus paid to Executive at any time during the three (3) year period prior to the Change in Control, such amount to be paid within sixty (60) days following the date of termination, provided, however, that if the Change in Control is not a change in control within the meaning of such term under Section 409A, in lieu of a lump sum payment, such severance pay shall be paid in twenty-four (24) monthly payments, commencing within sixty (60) days following Executive’s termination of employment, each of which shall be equal to one twenty-fourth (1/24) of the amount that would otherwise be paid in a lump sum; and
       (iii) continued health and other welfare benefits in accordance with Section 11(c).
In the event that Executive is entitled to receive the payments described under Section 11(e)(ii) in the form of installment payments and the commencement of such payments is delayed beyond the Normal Severance Payment Date, then the payment date for all subsequent payments shall be determined as if the installments had commenced on the Normal Severance Payment Date. All other benefits, if any, due Executive following Executive’s termination of employment by the Company without Cause or by Executive for Good Reason under the circumstances described in this Section 11(e) shall be determined in accordance with the plans, policies and practices of the Company.
     For purposes of this Agreement, a “Change of Control” shall be deemed to have occurred on the first day that any one or more of the following conditions has been satisfied:
       (i) a report on Schedule 13D being filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”) disclosing that any “person” (within the meaning of Section 13(d) of the Exchange Act), other than the Company or any of its subsidiaries or any employee benefit plan sponsored by the Company or any of its subsidiaries, is the “beneficial owner” (as such term is described in Rule 13d-3 of the Exchange Act) directly or indirectly of twenty (20%) or more of the outstanding common stock of the Company;
       (ii) any “person” (within the meaning of Section 13(d) of the Exchange Act), other than the Company or any of its subsidiaries or any employee benefit plan sponsored by the Company or any of its subsidiaries, shall purchase shares pursuant to a tender offer or exchange offer to acquire any common stock of the Company (or securities convertible into common stock of the Company) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the “beneficial owner” (as such term is described in Rule 13d-3 of the Exchange Act) directly or indirectly, of fifteen percent (15%) or more of the outstanding common stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire common stock);
       (iii) the stockholders of the Company approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of common stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or
       (iv) a change in the majority of the members of the Board within a twelve (12) month period unless the election or nomination for election by the Company’s stockholders of each new director during such twelve month period was approved by the vote of two-thirds ( 2/3) of the directors then still in office who were directors at the beginning of such twelve (12) month period.
          (f) Special Rules Regarding Retiree Medical Coverage. Executive shall be entitled to retiree medical coverage in accordance with the terms of the Company’s retiree medical arrangement in effect for persons joining the Company on the Effective Date; provided that, in addition to the terms of eligibility generally applicable to Executive pursuant to such arrangement and notwithstanding anything in this Agreement to the contrary, Executive’s termination of employment after the first anniversary of the Effective Date (i) by the Company without Cause (including on account of Disability) or by Executive with Good Reason in accordance with Section 11(a) or 11(c), as applicable, or (ii) due to Executive’s death, shall be considered a “retirement” for purposes of such arrangement and entitle Executive to the benefits thereunder.
          (g) Release. Notwithstanding any other provision of this Agreement to the contrary, Executive acknowledges and agrees that any and all payments to which Executive is entitled under this Section 11 are conditional upon and subject to Executive’s execution of a general release and waiver within sixty (60) days following the date of Executive’s termination of employment, in such reasonable and customary form as shall be prepared by the Company, of all claims Executive may have against the Company and its directors, officers and affiliates, except as to matters covered by provisions of this Agreement that expressly survive the termination of this Agreement and other than as to amounts payable under this Agreement with respect to which there is a good faith dispute between the parties and with respect to which Executive is seeking recovery in a manner consistent with Treas. Reg. §1.409A-3(g). The Company agrees to provide such form of release to Executive no later than five (5) days after Executive’s date of termination. Such release shall include a release by the Company and its subsidiaries of all claims against Executive other than claims as to which all material facts are not actually known to any member of the Board (other than Executive) at the date of termination. Payments which the Company is required to make pursuant to this Section 11 prior to the 60th day following Executive’s termination of employment shall be made when otherwise due, provided that Executive shall be obligated to repay such amounts to the Company if such payments were contingent upon Executive’s signing of the release contemplated under this Section 11(g) and Executive fails to execute and deliver such release within sixty (60) days following the date of Executive’s termination of employment.
          (h) Notice of Termination. Any purported termination of employment by the Company or Executive shall be communicated by a written Notice of Termination to Executive or the Company, respectively, delivered in accordance with Section 16(k) hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in the Agreement relied upon, the date of termination, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. The date of termination of Executive’s employment shall be the date so stated in the Notice of Termination, which date, in the event of a termination by Executive pursuant to Section 11(c) or 11(d) shall be no less than thirty (30) (in the case of a Section 11(c) termination) or sixty (60) (in the case of a Section 11(d) termination) days following the delivery of a Notice of Termination; provided, however, that in the case of a termination for Cause by the Company, the date of termination shall be the date the Notice of Termination is delivered in accordance with Section 16(k).
     12. Certain Additional Payments by the Company. In the event that it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 12, such payments or distributions being referred to herein as “Payments”) would give rise to liability of Executive for the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or that any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Executive shall be entitled to receive an additional payment (the “Gross-Up Payment”) in an amount such that after payment by Executive of all Federal, state and local taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect to such taxes) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. For this purpose, Executive shall be deemed to be in the highest marginal rate of Federal, state and local taxes. This payment shall be made as soon as possible following the date of Executive’s termination of employment, but in no event later than thirty (30) calendar days of such date. In the event the Gross-Up Payment shall fail to make Executive whole on an after-tax basis, the Gross-Up Payment shall be recalculated (“Recalculated Gross-Up Payment”), using Executive’s actual effective tax rate, once it is known for the calendar year in which the Gross-Up Payment is made, and the Company shall reimburse

Executive for the full amount of any amount by which the Recalculated Gross-Up Payment exceeds the Gross-Up Payment (“Additional Gross-Up Payment”). The Gross-Up Payment and any Additional Gross-Up Payment shall be paid out of the general assets of the Company. In the event the Internal Revenue Service subsequently adjusts the excise tax computation herein described, the Company shall reimburse Executive for the full amount necessary to make Executive whole on an after-tax basis (less any amounts received by Executive that Executive would not have received had the computations initially been computed as subsequently adjusted), including the value of any underpaid excise tax, and any related interest and/or penalties due to the Internal Revenue Service. The Company shall reimburse Executive on an after-tax basis for all legal and accounting expenses incurred in connection with the filing of any tax return or amended tax return with respect to the Excise Tax or the amount payable under this Section 12 and any dispute with the Internal Revenue Service regarding the amount of the Excise Tax or the amount payable under this Section 12. Executive shall confer and cooperate with the Company in any such dispute with the Internal Revenue Service. In no event shall any Gross-Up Payment or Additional Gross-Up Payment hereunder be made later than the end of the calendar year following the calendar year in which Executive pays (or the Company remits) the applicable tax.
     13. Restrictive Covenants.
          (a) Non-Competition/ Non-Solicitation. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its subsidiaries and affiliates and accordingly agrees as follows:
       (i) During the Employment Term and for a period of two (2) years following the earlier of (A) the expiration of the Employment Term and (B) the date Executive ceases to be employed by the Company (the “Restricted Period”), Executive will not, directly or indirectly, engage in “Competition” in the “Restricted Territory” (as each such term is defined below). For purposes of this Section 13, the Company shall be construed to include the Company and its subsidiaries and affiliates.
       (1) “Competition” shall mean engaging in, as an employee, director, partner, principal, shareholder, consultant, advisor, independent contractor or similar capacity, any business activity or conduct that directly competes with the business lines in which the Company is engaged both at the time of termination of employment and at the time of the determination and that during the last fiscal year ending prior to the date of such termination represented, or during the fiscal in which such termination occurs is reasonably anticipated by the Company to represent, at least five percent (5%) of the Company’s revenues (the “Prohibited Lines”). Notwithstanding anything else in this Section 13(a), Competition shall not include: (i) engaging in any activity with the prior written approval of the Company’s Chief Executive Officer, (ii) the employment by, or provision of services to, an investment banking firm or consulting firm that provides services to entities that are in Competition with the Company provided that Executive does not personally represent or provide services to such entities with regard to businesses in Competition with the Prohibited Lines, (iii) being employed by, or consulting for, a non-Competitive division or business unit of an entity that is in Competition with the Company (and participating in such entity’s employee equity plans) or (iv) any activities conducted after a Change in Control.
       (2) “Restricted Territory” shall mean any geographic area in which the Company with regard to the Prohibited Lines did more than nominal business.
       (ii) Notwithstanding anything to the contrary in the Agreement, Executive may, directly or indirectly, own, solely as an investment, securities of any person engaged in the business of the Company which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Executive (A) is not a controlling person of, or a member of a group which controls, such person and (B) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such person.
       (iii) During the Restricted Period, Executive will not, directly or indirectly, solicit or encourage to cease to work with the Company, or directly or indirectly hire, any person who is an employee of or consultant then under contract with the Company or who was an employee of or consultant then under contract with the Company within the six (6) month period preceding such activity without the Company’s written consent.
       (iv) During the Restricted Period, Executive will not, directly or indirectly, solicit, encourage or cause any client or customer of the Company to cease doing business with the Company, or to reduce the amount of business such client or customer does with the Company.
       (v) Executive understands that the provisions of this Section 13(a) may limit his ability to earn a livelihood in a business similar to the business of the Company but he nevertheless agrees and hereby acknowledges that (A) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company, (B) such provisions contain reasonable limitations as to time and scope of activity to be restrained, (C) such provisions are not harmful to the general public, (D) such provisions are not unduly burdensome to Executive, and (E) the consideration provided hereunder is sufficient to compensate Executive for the restrictions contained in this Section 13(a). In consideration of the foregoing and in light of Executive’s education, skills and abilities, Executive agrees that he shall not assert that, and it should not be considered that, any provisions of Section 13(a) otherwise are void, voidable or unenforceable or should be voided or held unenforceable.
       (vi) It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 13(a) to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.
          (b) Mutual Nondisparagement. Executive agrees (whether during or after Executive’s employment with the Company) not to issue, circulate, publish or utter any false or disparaging statements, remarks or rumors about the Company or its affiliates or the officers, directors, managers or shareholders of the Company or its affiliates unless giving truthful testimony under subpoena. Upon the termination of Executive’s employment with the Company, the Company shall instruct its directors and senior officers not to issue, circulate, publish or utter any false or disparaging statements, remarks or rumors about Executive unless giving truthful testimony under subpoena.
          (c) Code of Conduct. Executive agrees (whether during or after Executive’s employment with the Company) to abide by the terms of the Company’s Code of Conduct.
          (d) Confidentiality/Company Property. Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity, any “Confidential Information” (as defined below) except while employed by the Company, in furtherance of the business of and for the benefit of the Company or its affiliates, or any “Personal Information” (as defined below); provided that Executive may disclose such information when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company and/or its affiliates, as the case may be, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information; provided, further, that in the event that Executive is ordered by a court or other government agency to disclose any Confidential Information or Personal Information, Executive shall (i) promptly notify the Company of such order, (ii) at the written request of the Company, diligently contest such order at the sole expense of the Company as expenses occur, and (iii) at the written request of the Company, seek to obtain, at the sole expense of the Company, such confidential treatment as may be available under applicable laws for any information disclosed under such order. For purposes of this Section 13(d), (i) “Confidential Information” shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information relating to the business of the Company or its affiliates or customers, that, in any case, is not otherwise available to the public (other than by Executive’s breach of the terms hereof) and (ii) “Personal Information” shall mean any information concerning the personal, social or business activities of the officers, directors, principals, shareholders, agents and employees of the Company or its affiliates. Upon termination of Executive’s employment with the Company and its affiliates, Executive shall return all Company property, including, without limitation, files, records, disks and any media containing Confidential Information or Personal Information.
          (e) Developments. All discoveries, inventions, ideas, technology, formulas, designs, software, programs, algorithms, products, systems, applications, processes, procedures, methods and improvements and enhancements conceived, developed or otherwise made or created or produced by Executive alone or with others, and in any way relating to the business or any proposed business of the Company or any of its affiliates of which Executive has been made aware, or the products or services of the Company or any of its affiliates of which Executive has been made aware, whether or not subject to patent, copyright or other protection and whether or not reduced to tangible form, at any time during the Employment Term (“Developments”), shall be the sole and exclusive property of the Company. Executive agrees to, and hereby does, assign to the Company, without any further consideration, all of Executive’s right, title and interest throughout the world in and to all Developments. Executive agrees that all such Developments that are copyrightable may constitute works made for hire under the copyright laws of the United States and, as such, acknowledges that the Company or one of its affiliates, as the case may be, is the author of such Developments and owns all of the rights comprised in the copyright of such Developments and Executive hereby assigns to the Company without any further consideration all of the rights comprised in the copyright and other proprietary rights Executive may have in any such Development to the extent that it might not be considered a work made for hire. Executive shall make and maintain adequate and current written records of all Developments and shall disclose all Developments promptly, fully and in writing to the Company promptly after development of the same, and at any time upon request.
     14. Enforcement. Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Sections 13(a), (b), (d) and (e) herein would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. In addition, the Company shall be entitled to immediately cease paying any amounts remaining due or providing any benefits to Executive pursuant to Section 11 upon a determination by the Board that Executive has violated any provision of Section 13.
     15. Indemnification.
          (a) The Company agrees that if Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company’s certificate of incorporation or bylaws or resolutions of the Company’s Board of Directors or, if greater, by the laws of the State of Indiana, against all cost, expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity, with respect to acts or omissions which occurred prior to his cessation of employment with the Company, and shall inure to the benefit of Executive’s heirs, executors and administrators. To the fullest extent allowed by law, the Company shall advance to Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.
          (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under Section 15(a) above that indemnification of Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct.
          (c) During his employment with the Company and thereafter, so long as Executive may have liability arising out of his service as an officer or director of the Company, the Company agrees to continue and maintain a directors’ and officers’ liability insurance policy covering Executive to the maximum extent that the Company provides such coverage for its active executive officers and directors.
     16. Miscellaneous.
          (a) Executive’s and Company’s Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound; (ii) Executive is not a party to or bound by an employment agreement, noncompete agreement or confidentiality agreement with any other person or entity which would interfere in any material respect with the performance of his duties hereunder; and (iii) Executive shall not use any confidential information or trade secrets of any person or party other than the Company and its subsidiaries in connection with the performance of his duties hereunder. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement, that the Agreement has been duly authorized by all necessary corporate action, that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization or any applicable law or regulation and that this Agreement is enforceable in accordance with its terms. The Company further represents that, to the knowledge of the Board and the “named executive officers” on the Company’s latest proxy statement immediately preceding the Effective Date, all financial reporting by the Company has been in compliance with all applicable requirements of law.

          (b) No Mitigation or Offset. In the event of any termination of Executive’s employment hereunder, Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement and there shall be no offset against any amounts due under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain.
          (c) GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY JURISDICTION WHICH WOULD CAUSE THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF NEW YORK. ANY ACTION TO ENFORCE THIS AGREEMENT AND/OR THE EXHIBITS HERETO (OTHER THAN AN ACTION WHICH MUST BE BROUGHT BY ARBITRATION PURSUANT TO SECTION 16(i)(ii)) MUST BE BROUGHT IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, A COURT SITUATED IN WESTCHESTER COUNTY, NEW YORK. EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
          (d) JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR EXECUTIVE’S EMPLOYMENT WITH THE COMPANY IS LITIGATED OR HEARD IN ANY COURT.
          (e) Entire Agreement/Amendments. This Agreement, together with the Exhibits hereto, contains the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. Neither this Agreement nor the Exhibits hereto may be altered, modified, or amended except by written instrument signed by the parties hereto. In the event that the terms of any plan under which any award referenced in this Agreement is granted would limit or restrict in any way any right provided under this Agreement, the terms of this Agreement shall supercede the terms of such plan. Sections 12, 13, 14 and 15 survive the termination of Executive’s employment with the Company, except as otherwise specifically stated herein.
          (f) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
          (g) Severability. In the event that one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          (h) Successors.
       (i) This Agreement is personal to Executive and shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.
       (ii) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
          (i) Legal Fees, Resolution of Disputes.
       (i) The Company shall reimburse to Executive, or pay directly, upon submission to the Company of a statement for services, the amount payable by Executive to an attorney of Executive’s choice that Executive has retained to advise Executive with regard to the negotiation and execution of this Agreement; or payable to a financial advisor of Executive’s choice with respect to advice in connection with this Agreement, provided, however, that (i) the fees charged by such attorney and advisor are computed at such attorney’s or advisor’s standard hourly rates, and (ii) such reimbursement or payment shall not exceed, in the aggregate, $25,000.00.
       (ii) Arbitration of Disputes and Reimbursement of Legal Costs. Any controversy or claim arising out of or relating to Section 13 of this Agreement (or the breach thereof) shall be settled by a state or federal court located in Westchester County, New York. Any controversy or claim arising out of or related to any other provision of this Agreement shall be settled by final, binding and non-appealable arbitration in Westchester County, New York by three arbitrators. Subject to the following provisions, the arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association (the “Association”) then in effect. One of the arbitrators shall be appointed by the Company, one shall be appointed by Executive and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the Association and shall be experienced in the resolution of disputes under employment agreements for CEOs of major corporations. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. If the Executive prevails on any material issue which is the subject of such arbitration or lawsuit, the Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrators (if applicable) and any expenses relating to the conduct of the arbitration or litigation (including the Company’s and the Executive’s reasonable attorneys’ fees and expenses). The Company shall reimburse Executive for such reasonable attorneys’ fees and expenses no later than 60 days after the date that it is determined that Executive is entitled to such reimbursement. Otherwise, each party shall be responsible for its own expenses relating to the conduct of the arbitration or litigation (including reasonable attorneys’ fees and expenses) and shall share the fees of the American Arbitration Association and the arbitrators, if applicable, equally.
          (j) Qualification, Registration and Trading of Stock. The Company shall take all actions as may be necessary or desirable to cause any Shares issued to Executive pursuant to any awards described in this Agreement (including upon the exercise of any such awards) to be (i) duly authorized, validly issued, fully paid and nonassessable, (ii) registered, or otherwise qualified, for sale, and for resale, under state and Federal securities laws to the extent that other Shares of the same class are then so registered or qualified; provided, however, that in no event shall the Company be required to prepare and file a Form S-3 reoffer prospectus, and (iii) listed, or otherwise qualified, for trading on any securities exchange or securities market on which Shares of the same class are then listed or qualified.
          (k) Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, if delivered by overnight courier service, if sent by facsimile transmission or if mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses or sent via facsimile to the respective facsimile numbers, as the case may be, as set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt; provided, however, that (i) notices sent by personal delivery or overnight courier shall be deemed given when delivered; (ii) notices sent by facsimile transmission shall be deemed given upon the sender’s receipt of confirmation of complete transmission, and (iii) notices sent by United States registered mail shall be deemed given two days after the date of deposit in the United States mail.
If to Executive, to such address as shall most
currently appear on the records of the
Company.
With a courtesy copy to:
Mayer Brown LLP
71 South Wacker Drive
Chicago, IL 60606
Fax: (312) 701-7711
Attn: Herbert W. Krueger

If to the Company, to:
ITT Corporation
1133 Westchester Avenue
White Plains, NY 10604
Fax: 914-696-2961
Attn: General Counsel
With a courtesy copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Fax: (212) 455-2502
Attn: Gregory T. Grogan
          (l) Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.
          (m) Compliance with IRC Section 409A. This Agreement is intended to comply with Section 409A and will be interpreted in a manner intended to comply with Section 409A. Notwithstanding anything herein to the contrary, (i) Executive’s termination of employment for purposes of this Agreement (and for purposes of any other plan or arrangement subject to Section 409A which provides for payment upon or in connection with Executive’s termination of employment) will be determined in accordance with the definition of a “separation from service” under Treas. Reg.§1.409A-3(h), applying the default rule thereunder for purposes of determining when a reduction of bona fide services results in a termination of employment, (ii) if at the time of Executive’s separation from service with the Company, Executive is a “specified employee” as defined in Section 409A and the deferral of the payment or commencement of any payments or benefits otherwise payable by the Company to Executive as a result of such separation of service is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits until the date that is six months following Executive’s separation from service with the Company, or, if earlier, Executive’s death, at which time such deferred payments will be immediately payable to or on behalf of Executive, and (iii) if any other payments of money or other benefits due to Executive hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company, that does not cause such an accelerated or additional tax. Each payment made under this Agreement shall be designated as a “separate payment” within the meaning of Section 409A. To the extent any reimbursements or in-kind benefits due to Executive under this Agreement constitute “deferred compensation” subject to Section 409A, any such reimbursements or in-kind benefits shall be paid to Executive in a manner consistent with Treas. Reg. Section 1.409A-3(i)(1)(iv). Without limiting the foregoing, to the extent that any in-kind benefits, perquisites or reimbursement of expenses under Section 8,

10, 11, 12 or 15 are subject to Section 409A, the in-kind benefits, perquisites or reimbursement of expenses provided pursuant thereto during a year will not affect the in-kind benefits, perquisites, or expenses eligible for reimbursement to be provided in any other taxable year. In no event shall such an expense be reimbursed after the last day of the year following the year in which the expense was incurred. The right to any such payment, reimbursement or in-kind benefit is not subject to liquidation or exchange for another benefit. Notwithstanding clause (ii) above, (x) if any amount of employment taxes, within the meaning of regulations promulgated under Section 409A, are payable prior to the sixth month anniversary of Executive’s separation from service with respect to any deferred compensation amount, the Company shall utilize and be deemed to have paid a portion of any such deferred compensation to the extent necessary for the payment of such employment taxes, and (y) if any portion of Executive’s restricted stock units or benefits under any deferred compensation plan are deferred pursuant to the six-month deferral provision in clause (ii) above, then such restricted stock units or deferred compensation shall be treated during such six-month period, and adjusted for investment performance in the same manner, as outstanding restricted stock units or deferred compensation.
          (n) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EXECUTIVE
/s/ Steven R. Loranger
Steven R. Loranger

ITT CORPORATION
By:	/s/ Scott A. Crum
Name:	Scott A. Crum
Title:	Senior Vice President and Director, Human Resources, ITT Corporation

Exhibit A

ITT INDUSTRIES, INC.

2003 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

      THIS AGREEMENT (the “Agreement”), effective as of the 28th day of June, 2004 (the “Grant Date”), by and between ITT Industries, Inc. (the “Company”) and Steven R. Loranger (the “Optionee”), WITNESSETH:

      WHEREAS, the Company and the Optionee have entered into an Employment Agreement, dated the date hereof (the “Employment Agreement”), and as an inducement for the Optionee to enter into and remain in the service of the Company and as an incentive for increased efforts during such service, the Company, through the Company’s Compensation and Personnel Committee (the “Committee”), desires to provide an opportunity for the Optionee to acquire stock ownership in the Company pursuant to the provisions of the Company’s 2003 Equity Incentive Plan (the “Plan”);

      NOW, THEREFORE, in consideration of the terms and conditions set forth in this Agreement and pursuant to the provisions of the Plan (which are incorporated herein as part of this Agreement) and any administrative rules and regulations related to the Plan as may be adopted by the Committee, the parties hereto hereby agree as follows:

      1. Option Grant. In accordance with, and subject to, the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Optionee a Nonqualified Stock Option (the “Option”) to purchase from the Company all or any part of an aggregate of 125,000 shares of common stock of the Company (the “Option Shares”), at the purchase price of $83.03 per Option Share (the “Exercise Price”).

      2. Terms and Conditions. It is understood and agreed that the Option is subject to the following terms and conditions:

(a) Expiration Date. The Option shall expire on the tenth (10th) anniversary of the Grant Date, or, if the Optionee’s employment terminates before that date, on the date specified in subsection (e) below.

(b) Exercise of Option. The Option may not be exercised as to any Option Share until it has become vested in respect thereof.

(c) Vesting. Subject to Optionee’s continued employment with the Company on each such date, the Option shall vest and become exercisable as to one third ( 1/3) of the Option Shares on each of the third, fourth and sixth anniversaries of the Grant Date, such that the Option is 100% vested on the sixth anniversary of the Grant Date. Notwithstanding the foregoing, the Option shall vest and become exercisable with respect to 100% of the then unvested Option Shares upon the first to occur of the following events:

(i) termination of the Optionee’s employment due to Optionee’s death or Disability (as defined, and subject to the provisions set forth, in the Employment Agreement), termination by the Company without Cause (as defined, and subject to the provisions set forth, in the Employment Agreement), or termination by the Optionee with Good Reason (as defined, and subject to the provisions set forth, in the Employment Agreement); or

(ii) an Acceleration Event.

(d) Payment of Exercise Price and Tax Withholding. Permissible methods for payment of the Exercise Price and for satisfaction of tax withholding obligations upon exercise of the Option shall be as described in Sections 6.6 and Article 14 of the Plan, or, if the Plan is amended, successor provisions. In addition to the methods of exercise permitted by Section 6.6 of the Plan, the Optionee may exercise the Option by way of a broker-assisted cashless exercise in a manner consistent with the Federal Reserve Board’s Regulation T, unless the Committee determines that such exercise method is prohibited by law.

(e) Effect of Termination of Employment.

If the Optionee’s employment terminates before the tenth anniversary of the Grant Date, the Option shall expire on the date set forth below, as applicable:

(i) Termination of Optionee’s Employment by the Company for Cause or by the Optionee without Good Reason. If the Optionee’s employment is terminated by the Company for Cause or by the Optionee without Good Reason, both the vested and the unvested portions of the Option shall automatically expire and cease to be exercisable on the date of the termination of the Optionee’s employment.

(ii) Termination of Optionee’s Employment for any reason other than by the Company for Cause or by the Optionee without Good Reason. If the Optionee’s employment is terminated for any reason other than by the Company for Cause or by the Optionee without Good Reason, the unvested portion of the Option shall automatically expire and cease to be exercisable on the date of the termination of the Optionee’s employment and the vested portion of the Option shall expire on the earlier of the first anniversary of the termination of the Optionee’s employment or the tenth anniversary of the Grant Date.

(f) Compliance with Laws and Regulations. The Option shall not be exercised at any time when its exercise or the delivery of shares hereunder would be in violation of any law, rule, or regulation that the Company may find to be valid and applicable.

(g) Optionee Bound by Plan and Rules. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by the terms and provisions thereof. Optionee agrees to be bound by any rules and regulations for administering the Plan as may be adopted by the Committee during the life of the Option; provided, however, that, in the event of any conflict between the Plan (or any rules and regulations for administering the Plan), the terms of this Agreement shall prevail and, provided further, that any dispute under this Agreement shall be deemed a dispute under the Employment Agreement and shall be subject to all of the terms and conditions of the Employment Agreement. Capitalized terms used herein and not otherwise defined shall be as defined in the Plan.

      This Agreement is issued, and the Option evidenced hereby is granted, in White Plains, New York, and shall be governed and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the Company has caused this instrument to be executed by the undersigned Senior Vice President, as of the 28th day of June, 2004.

ITT INDUSTRIES, INC.

By:	/s/ SCOTT A. CRUM

Scott A. Crum
Senior Vice President and Director, Human Resources OPTIONEE

/s/ STEVEN R. LORANGER

Steven R. Loranger

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Exhibit B

ITT INDUSTRIES, INC.

2003 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

      THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of June 28, 2004 (the “Grant Date”), between ITT Industries, Inc. (the “Company”), and Steven R. Loranger (“Holder”).

RECITALS

      A. The Company has adopted the ITT Industries, Inc. 2003 Equity Incentive Plan (the “Plan”) (the terms of which are hereby incorporated by reference and made part of this Agreement).

      B. The Committee appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its shareholders to award Restricted Stock Units to Holder as an inducement for Holder to enter into and remain in the service of the Company and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officer(s) to award such Restricted Stock Units to Holder, subject to the restrictions and conditions contained in this Agreement.

AGREEMENTS

      In consideration of services to be rendered to the Company and the other mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Definitions. As used in this Agreement, the following terms shall have the following definitions ascribed to them:

(a) “Cause” shall have the meaning ascribed to such term in Section 11(a) of the Employment Agreement.

(b) “Disability” shall have the meaning ascribed to such term in Section 11(b) of the Employment Agreement.

(c) “Employment Agreement” shall mean the Employment Agreement between the Company and Holder, dated the date hereof.

(d) “Good Reason” shall have the meaning ascribed to such term in Section 11(c) of the Employment Agreement.

(e) “Qualifying Termination” shall mean Holder’s Termination of Employment due to Holder’s death or Disability, by the Company without Cause or by Holder with Good Reason.

(f) “Termination of Employment” shall mean the time when the employee-employer relationship between Holder and the Company and its Affiliates is terminated for any reason, including a Qualifying Termination.

      2. Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby credits 125,000 Restricted Stock Units (“Units”) to a separate account maintained for Holder on the books of the Company (the “Account”). On any date, the value of each Unit shall equal the Fair Market Value of one share of the common stock of the Company, par value $1.00 per share (a “Share”).

      3. Vesting.

(a) Subject to the accelerated vesting provisions set forth in Section 3(b) below, the Units shall vest, on a cumulative basis, with respect to one third (1/3) of the Units on each of the third, fourth, and sixth anniversaries of the Grant Date, so as to be 100% vested on the sixth anniversary thereof (each such date, a “Vesting Date”); provided that Holder is employed by the Company or an Affiliate of the Company on each such Vesting Date.

(b) Notwithstanding the foregoing, the Units shall vest as to:

(i) 100% of the then unvested Units in Holder’s Account upon a Qualifying Termination; or

(ii) 100% of the then unvested Units in Holder’s Account upon the occurrence of an Acceleration Event.

If Holder incurs a Termination of Employment for any reason other than due to a Qualifying Termination, all Units which have not vested at the time of such termination shall be automatically forfeited. If Holder incurs a Termination of Employment by the Company for Cause for any of the grounds described in clauses (ii), (iv) and (v) of Section 11(a) of the Employment Agreement, any vested Units that have not been settled prior to the date of such Termination of Employment shall also be automatically forfeited.

      4. Settlement. One half (1/2) of the Units vesting on each Vesting Date shall be settled (and, upon such settlement, cease to be credited to Holder’s Account) upon such Vesting Date and the other one half (1/2) of the Units vesting on such Vesting Date shall be settled (and, upon such settlement, cease to be credited to Holder’s Account) within ten (10) days of Holder’s Termination of Employment, in either case by the issuance to Holder of one Share per vested Unit.

      5. Dividends. If on any date the Company pays any dividend with respect to Shares (the “Payment Date”), then the number of Units credited to Holder’s Account shall on the Payment Date be increased by that number of Units equal to: (a) the product of (i) the number of Units in Holder’s Account as of the Payment Date and (ii) the per Share cash amount of such dividend (or, in the case of a dividend payable in Shares or in property other than cash, the per share equivalent cash value of such dividend, as determined in good faith by the Committee), divided by (b) the Fair Market Value of a Share on the Payment Date. Each additional Unit, or fraction thereof, credited to Holder’s Account in accordance with the preceding sentence shall vest and be settled at the same time as the original Units to which they are attributable.

      6. Restrictions. The Units granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of descent and distribution) and may not be subject to lien, garnishment, attachment or other legal process. Holder acknowledges and agrees that, with respect to each Unit credited to his Account, Holder has no voting rights with respect to the Company unless and until such Unit is settled for a Share.

      7. Taxation. Upon the vesting of any Units, Holder shall be required to pay to the Company by check the amount of any employment tax withholding that the Company determines is required. Upon the settlement of vested Units in Shares, Holder shall be required as a condition of such settlement to pay to the Company by check the amount of any income tax withholding that the Company determines is required; provided, that, with the prior written consent of the Committee, Holder may elect to satisfy such income tax withholding tax obligation by having the Company withhold from the settlement that number of Shares having a Fair Market Value equal to the amount of such withholding; provided, further, that the number of Shares that may be so withheld by the Company shall be limited to that number of Shares having an aggregate Fair Market Value on the date of such withholding equal to the aggregate amount of Holder’s Federal and state income tax liabilities based upon the applicable minimum statutory withholding rates for Federal and state income tax purposes.

      8. No Effect on Employment. Neither this Agreement nor the Units granted hereunder shall confer upon Holder any right to, or impose upon Holder any obligation of, continued employment with the Company and shall not in any way modify or restrict any right the Company may otherwise have to terminate such employment.

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      9. Notices. Any notice hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telecopy, or certified or registered mail, postage prepaid, as follows:

(a) If to the Company:

                ITT Industries, Inc.
4 West Red Oak Lane
White Plains, NY 10604
Attn: General Counsel

(b) If to Holder, in accordance with the notice provisions of the Employment Agreement or at any other address as any party shall have specified by notice in writing to the other party.

      10. Miscellaneous.

(a) All amounts credited to Holder’s Account under this Agreement shall continue for all purposes to be a part of the general assets of the Company. Holder’s interest in the Account shall make Holder only a general, unsecured creditor of the Company.

(b) This Agreement, together with the Plan, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company and Holder. In the event that any provision of this Agreement shall conflict with any provision of the Plan, the provision of this Agreement shall control, except to the extent that the same would violate applicable law.

(c) Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Plan.

(d) In the event of any corporate event or transaction described in Section 4.2 of the Plan, the Units shall be adjusted in order to prevent any dilution of the benefits to Holder. The Units shall be subject to adjustment in accordance with Section 13.2 of the Plan.

(e) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

(f) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and Holder and Holder’s heirs and personal representatives.

(g) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

(h) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections. Except as may otherwise be expressly provided, all references herein to “Section” or “Sections” shall mean the applicable section or sections of this Agreement.

(i) Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

(j) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

(k) This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be construed and enforced in accordance with the internal laws of said State without regard to the principles of conflicts of law. In the event of any dispute under this Agreement, such dispute shall be deemed a dispute under the Employment Agreement and shall be subject to all of the terms and conditions of the Employment Agreement.

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      IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

ITT INDUSTRIES, INC.

By:	/s/ SCOTT A. CRUM

Scott A. Crum
Senior Vice President and Director,
Human Resources

HOLDER

/s/ STEVEN R. LORANGER

Steven R. Loranger

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